SUB-ITEM 77K

                 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                          SHORT-TERM INVESTMENTS TRUST


The Audit Committee (the "Audit Committee") of the Board of Trustees of the Trust has engaged PricewaterhouseCoopers LLP ("PWC") as the independent registered public accounting firm of the Fund for the fiscal year ending August 31, 2005. For the prior reporting period, Tait, Weller & Baker ("TAIT") was the Fund's independent registered public accounting firm. The change in the Fund's independent auditors was part of an effort by the Audit Committee to increase operational efficiencies by reducing the number of different audit firms engaged by the AIM Funds. Concurrently with the Audit Committee determinations, TAIT resigned as the independent registered public accounting firm of the Fund.

TAIT's report on the financial statements of the Fund for the past two years did not contain an adverse or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the period TAIT was engaged, there were no disagreements with TAIT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to TAIT's satisfaction, would have caused it to make reference to that matter in connection with its report.




(Letters dated November 23, 2004 and April 26, 2005 from Tait, Weller & Baker are attached as Attachment A's to this exhibit.)

                                                                   ATTACHMENT A




                             [TAIT, WELLER & BAKER]
                                   Letterhead




                                                        November 23, 2004



Ms. Sidney M. Dilgren, Treasurer
Short-Term Investments Trust
11 Greenway Plaza, Suite 100
Houston, Texas 77046

Dear Ms. Dilgren:

         This is to confirm that the client-auditor relationship between Short-Term Investments Trust (Commission File Number 811-02729) and Tait, Weller & Baker has ceased.

                                                     Sincerely,


                                                     /s/ Tait, Weller & Baker
                                                     --------------------------
                                                     Tait, Weller & Baker

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, DC 20549







                  Philadelphia, PA - New York, NY - Edison, NJ
             1818 Market Street, Suite 2400, Philadelphia, PA 19103
                      (215) 979-8800 - FAX (215) 979-8811

                                                                   ATTACHMENT A


                             [TAIT, WELLER & BAKER]
                                   Letterhead





                                                       April 26, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

         We have read Item 77K of Short-Term Investments Trust's Form N-SAR, which we understand will be filed with the Commission, for the period ended February 28, 2005, and have the following comments:

          1. We agree with the fourth sentence of the first paragraph as to our resignation.

          2. We also agree with the statements made in the second sentence of the first paragraph and the entire second paragraph.

          3. We have no basis on which to agree or disagree with the first and third sentences of the first paragraph.

                                                 Very truly yours,


                                                 /s/ Tait, Weller & Baker
                                                 --------------------------
                                                 Tait, Weller & Baker



                  Philadelphia, PA - New York, NY - Edison, NJ
             1818 Market Street, Suite 2400, Philadelphia, PA 19103
                      (215) 979-8800 - FAX (215) 979-8811